UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4955 Directors Place, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 2.01 is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 23, 2012, Verenium Corporation (the “Company”) terminated that certain Loan and Security Agreement, dated October 19, 2011, between the Company and Comerica Bank, which provided for secured credit facilities consisting of a $3 million domestic receivables and inventory revolving line and a $10 million export-import receivables revolving line (collectively, the “Comerica Line”). As of the date of termination, there were no outstanding borrowings under the Comerica Line.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 23, 2012, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with DSM Food Specialties B.V. (“DSM”), pursuant to which DSM purchased certain assets related to the Company’s oilseed processing business. In connection with entering into the Purchase Agreement the Company also concurrently entered into a License Agreement with DSM (the “License Agreement”) pursuant to which the Company licensed its alpha-amylase and xylanase enzyme products to DSM for use in the food and beverage markets and provided DSM with access to new gene libraries to be developed by the Company. The aggregate consideration received by the Company in connection with the transactions contemplated by the Purchase Agreement and the License Agreement was $37 million, including transaction and related expenses. Pursuant to the Purchase Agreement, DSM acquired Purifine® PLC, certain product candidates, and the intellectual property covering these products and product candidates for use in the oilseed processing market, and other related assets, and DSM assumed the Company’s existing oilseed processing customers and the Company’s partnership agreements with Bunge, Alfa Laval and Desmet Ballestra (collectively, the “Purchased Assets”). The Company has retained all of its existing right, title and interest in and to any and all of Company’s assets that are not Purchased Assets. Pursuant to the Purchase Agreement, the Company has certain indemnification obligations for potential breaches of representations and warranties made by the Company, most of which survive for a period of 18 months, and also for the covenants and obligations set forth in the Purchase Agreement and for the satisfaction of all retained liabilities. The Company is not required to make any indemnification payments until aggregate claims exceed $250,000, and then only with respect to the amount by which claims exceed that amount. The Company’s maximum indemnification liability is capped at $5.5 million. DSM also has certain indemnification obligations for potential breaches of representations and warranties made by DSM, for the covenants and obligations set forth in the Purchase Agreement and for the satisfaction of its assumed liabilities. The foregoing description of the terms of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

In accordance with the terms of the License Agreement, the Company granted DSM certain exclusive and non-exclusive worldwide, royalty-bearing licenses, with a right to sublicense, with respect to its alpha-amylase and xylanase enzyme products for use in the food and beverage markets. In addition, pursuant to the terms of the License Agreement, the Company agreed, for a period of one year to use certain of its intellectual property to create new gene libraries and to deliver such new gene libraries to DSM in exchange for a royalty paid by DSM to the Company on any enzyme product discovered by DSM through the use of the new gene libraries. Pursuant to the terms of the License Agreement, DSM granted the Company an exclusive, worldwide, royalty bearing license with respect to the intellectual property purchased by DSM in the transaction described herein for the Company’s use of its alpha-amylase enzyme product in the food and beverage field. DSM also granted to the Company a non-exclusive, worldwide, royalty-free and fully paid, perpetual and irrevocable license with respect to the intellectual property purchased by DSM in the transaction described herein and that the Company had previously licensed to BP Biofuels North America LLC under that certain BP License Agreement, dated September 2, 2010. The foregoing description of the terms of the License Agreement is qualified in its entirety by reference to the License Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

In accordance with the Purchase Agreement, the Company and DSM entered into a Supply and Purchase Agreement, to become effective on April 1, 2012, pursuant to which the Company agreed to supply and DSM agreed to purchase certain quantities of Purifine® PLC, alpha-amylase and xylanase products on a non-exclusive basis for a mutually-agreed upon price to be paid by DSM to the Company.

In accordance with the Purchase Agreement, the Company and DSM entered into a Transition Services Agreement dated March 23, 2012 (the “Transition Services Agreement”), pursuant to which the Company agreed to provide certain services to DSM until December 31, 2012, unless the Transition Services Agreement is earlier terminated, in exchange for mutually-agreed upon fees to be paid by DSM to the Company.

Pursuant to the terms of the Purchase Agreement, the Company and DSM entered into a Non-Competition Agreement, dated March 23, 2012 (the “Non-Competition Agreement”), which restricts the Company’s global activities in the oilseed processing business for a period of 10 years. In addition, the Non-Competition Agreement restricts the Company from soliciting for employment or hiring any DSM employee that works in DSM’s oilseed processing operations for a period of 10 years and restricts DSM from soliciting for employment or hiring any Company employee until the one year anniversary of the termination or expiration of the Transition Services Agreement.

Item 8.01	Other Events.

On March 26, 2012, the Company issued a press release announcing the transaction referred to in Item 2.01 above.

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty. These include, but are not limited to, statements related to the Company’s technology, products and product candidates, lines of business, operations, capabilities, commercialization activities and target markets, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with the Company’s strategic focus, risks associated with the Company’s technologies and intellectual property, risks associated with the Company’s ability to obtain additional capital to support its planned operations, risks associated with the Company’s dependence on patents and proprietary rights, risks associated with the Company’s protection and enforcement of its patents and proprietary rights, the commercial prospects of the industries in which the Company operates and sells products, the Company’s dependence on manufacturing and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of the Company and its partners to commercialize its technologies and products (including by obtaining any required regulatory approvals) using the Company’s technologies and timing for launching any commercial products and projects, the ability of the Company and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of the Company to enter into and/or maintain collaboration and joint venture agreements and licenses, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the year ended December 31, 2011 and any updates contained in its subsequently filed quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The required unaudited pro forma condensed consolidated financial information is included as Exhibit 99.1 hereto and incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: March 29, 2012	By:	/s/ James E. Levine
	Name:	James E. Levine
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information.